Exhibit 3.4

By-Laws

of

INNO HOLDINGS, INC.

BY-LAWS

OF

INNO HOLDINGS, INC.

ARTICLE I

OFFICES

The principal office of the Corporation in the State of Texas of shall be located in 2465 FM-359 South, Suite A, Brookshire, Texas 77423, County of Harris. The Corporation may have such other offices, either within or without the State of Texas as the Board of Directors may designate or as the business of the Corporation may require from time to time.

ARTICLE II

SHAREHOLDERS

SECTION 1. Annual Meeting. The annual meeting of the shareholders shall be held on the 1st day in the month of January in each year, beginning with the year 2022, at the hour of __1:00__ o’clock p.m., for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Texas, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

SECTION 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, any be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than fifty percent (50%0 of all the outstanding shares of the Corporation entitles to vote at the meeting.

SECTION 3. Place of Meeting. the Board of Directors may designate any place, either within or without the State of Texas, unless otherwise prescribed by statute, as the place of meeting for any annual meeting order any special meeting. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Texas, unless otherwise prescribed by statute, as the place for the holding of such meeting. If no designation is made, the place of meeting shall be the principal office of the Corporation.

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SECTION 4. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall unless otherwise prescribed by statute, be delivered not less than three days nor more than fifteen days before the date of the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

SECTION 5. Closing of Transfer Books or Fixing of Record. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period, but not to exceed in any case fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seven (7) days and , in case of a meeting of shareholders not less than three (3) days and, prior to the date on which the particular action requiring such determination of shareholders is to be taken, If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

SECTION 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the shareholders entitled to VOTE at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

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SECTION 7. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

SECTION 8. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the Cooperation before or at the time of the meeting. A meeting of the Board of Directors may be had by means of a telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting under such circumstances shall constitute presence at the meeting.

SECTION 9. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

SECTION 10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the By-Laws of such corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing I the name of a trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name, if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

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A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares of its own stock belonging to the Corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

SECTION 11. Informal Action by Shareholders. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other actin which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III

BOARD OF DIRECTORS

SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

SECTION 2. Number, Tenure and Qualifications. The number of directors of the Corporation shall be determined by prior Board of Directors which will be from one (1) to five (5) depending upon the necessity. Each director shall hold the next annual meeting of selection of the next Board of Directors and until his/her successor shall have been elected and qualified.

SECTION 3. Regular Meeting. A regular meeting of the Board of Directors shall be held without other notice than this By-Laws immediately after, and at the same place as, the initial Board meeting. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than such resolution. A regular Board meeting will be held every last Saturday of each month.

SECTION 4. Special Meeting. Special meeting of the Board of Directors may be called by or at the request of the Director of Corporation or any two directors. The person or persons authorized to call special meetings of the Board of Directions may fix the place for holding any special meeting of the Board of Directors called by them.

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SECTION 5. Notice. Notice of any special meeting shall be given at least one (1) day previous thereto by written notice delivered personally or mailed to each director at his/her mailing address. or by facsimile. If mailed, such Mail so addressed, with postage thereon prepaid. If notice be given by facsimile, such notice shall be deemed to be delivered when the facsimile is done. Any directors may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or concerned.

SECTION 6. Quorum. A majority of the number of directors fixed by Section 2 of this Article II shall constitute quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Broad of Directors.

SECTION 8. Action Without a Meeting. Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed such action by all of the directors.

SECTION 9. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, unless otherwise provided by law. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors.

SECTION 10. Compensation. By resolution of the Board of Directors, each director may be paid by his/her expenses, if any, of attendance at each meeting of the Board of Directors, and may not be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such capacity and receiving compensation therefor.

SECTION 11. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his/her dissent shall be entered in the minutes of the meeting or unless he/she shall file his/her written dissent to such action with the person acting as such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

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ARTICLE IV

OFFICERS

SECTION 1. Number. The officers of the Corporation shall be a Director, one or more Administrators, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. In its discretion, the Board of Directors may leave unfilled for any such period as it may determine any offices except those of Director and Secretary. Any two or more offices may be held by the same person, except for the offices of Director and Secretary which may not be held by the same person. Officers may be directors of the Corporation.

SECTIONS 2. Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of he Board of Directors. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may. Each officer shall hold office until his/her successor shall have been duly elected and shall have qualified, or until his/her death, or until he/she shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3. Removal. Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights, and such appointment shall be terminable at will.

SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

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SECTION 5. President. The President shall be the principal executive officer of the Corporation and , subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the Board of Directors, unless there is a Chairman of the Board, in which case the Chairman shall preside. He/She may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors form time to time.

SECTION 6. Vice President. In the absence of the President or in event of his/her death, inability or refusal to act, the Vice President shall perform the duties of the Director, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties as from time to time may be assigned to him/her by the President or by the Board of Directors. If there is more than one Vice President, each Vice President shall succeed to the duties of the President in order of rank as determined by the Board of Directors. If no such rank has been determined, then each Vice President shall succeed to the duties of the Vice President in order of date of election, the earliest date having the first rank.

SECTION 7. Secretary. The Secretary shall; (a) keep the minutes of the proceedings of the Board of Directors in one or more minute books proved for the purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each Board of Directors which shall be furnished to the Secretary by such Board of Directors; and (e) in general perform all duties as from time to time may be assigned to him/her by the Director or by the Board of Directors.

SECTION 8. Treasurer. The Treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these By-Laws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to hem/her by the Director or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such sureties as the Board of Directors shall determine.

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SECTION 9. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he/she is also a director of the Corporation.

ARTICLE V

INDEMNITY

The Corporation shall indemnify its directors, officers, and employees as follows:

(a)	Every director, officer, or employee of the Corporation shall be indemnified by the corporation against all expenses and liabilities, including counsel fees, reasonable incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of his/her being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, or employee is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.

(b)	The Corporation shall provide to any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of suit, litigation or other proceedings which is specifically permissible under applicable law.

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(c)	The Board of Directors may, in its discretion, direct the purchase of liability issuance by way of implementing the provisions of this Article V.

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1. Contract. The Board of Directors may authorize any officer or officers, agents, or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall from time to time be determined by resolution of the Board of Directors. Should the issued amount be more than five thousand ($5,000.00) U.S. dollars, two signatures, President and Secretary are required.

SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VII

CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the Board of Directors so to do, and sealed with the corporate seal. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

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SECTION 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. Provided, however, that upon any action undertaken by the shareholders to elect S Corporation status pursuant to Section 1362 of the Internal Revenue Code and upon any shareholders agreement thereto restricting the transfer of said shares so as to disqualify said S Corporation status, said restriction on transfer shall be made a part of the by-laws so long as said agreement is in force and effect.

ARTICLE VIII

FISCAL YEAR

The fiscal year of the Corporation shall begin on the 1st day of January and end on the 31st day of December each year.

ARTICLE IX

DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE X

CORPORATE SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words, “Corporate Seal’.

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ARTICLE XI

WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to Director of the Corporation under the provisions of this By-Laws or under the provisions of the Articles of Incorporation or under the provisions of the applicable Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XII

AMENDMENTS

These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.

ARTICLE XIII

DEFINITIONS

As used in this By-Laws, unless the context otherwise requires, the terms:

(a)	“Articles of incorporation” means the original or restated articles of incorporation and all amendments thereto.

(b)	“Board of Directors” means the group of persons vested with the management of the affairs of the corporation, irrespective of the name by which such group is designated.

(c)	“By-Laws” means the codes of rules adopted for the regulation or management of the corporation, irrespective of the name or names by which such rules are designed.

(d)	“Corporation” means INNO HOLDINGS, INC., a corporation not for profit subject to the provisions of this By-Laws.

(e)	“Employee” means that a person is hired to perform duties complied with instructions about when, where, and how to work on a full or part-time basis.

(f)	“President” means the person who is the principle of the Corporation.

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(g)	“Secretary’ means that officer designated as “secretary” in this By-Laws of INNO HOLDINGS, INC. to perform the functions of secretary, irrespective of the name by which he/she, or they, may be designated.

(h)	“Treasurer” means that officer designated as “treasurer” in this By-Laws of INNO HOLDINGS, INC. to perform the functions of a treasurer, irrespective of the name by which he/she, or they may be designated.

(i)	“Vice President” means the person who is in charge of daily administration of the corporation; the number of administrator will be determined by the Board of Directors by necessity, irrespective of the name by which he/she, or they, may be designated.

(j)	“Verified” means subscribed and sworn to under the sanction of an oath, or such affirmation as is by law equivalent to an oath, made before an officer authorized to administer oaths.

The above By-Laws are certified to have been adopted by the Board of Directors of the Corporation on the _____15th_______ day of Feb, 2022.

/s/ Shaoren Liu

Shaoren Liu
President

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